Exhibit 99.1

Finjan Sues SonicWall for Patent Infringement
Complaint Filed in the Northern District of California

EAST PALO ALTO, CA – 08/07/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that its subsidiary Finjan, Inc. ("Finjan") has filed a patent infringement lawsuit against SonicWall, Inc., a Delaware Corporation, in the Northern District of California alleging infringement of ten of Finjan U.S. patents.

Finjan initially engaged with SonicWall in June of 2014 to introduce Finjan’s patents in the cybersecurity space, the claimed technology of which is directed to behavior-based technologies to disable malicious content. Finjan sought to extend a license to its patent portfolio to SonicWall for fair value at that time. After more than 36 months of protracted negotiations, Finjan was compelled to protect the value of its established patent portfolio by filing this suit. Finjan always prefers a path to granting a fair valued license that does not require litigation but has had to turn to the courts on a number of occasions to seek resolution.
Finjan filed a Complaint (Case No. CAND-5-17-cv-04467) on August 4, 2017, in the U.S. District Court for the Northern District of California, alleging that numerous SonicWall products and services infringe ten U.S. Finjan patents. Finjan is asserting infringement of U.S. Patent Nos. 6,154,844; 6,804,780; 6,965,968; 7,058,822; 7,613,926; 7,647,633; 7,975,305; 8,141,154; 8,225,408; 8,677,494. In the action, Finjan is seeking, among other things, a preliminary and permanent injunction, an award to Finjan of damages, determination that infringement has been willful and deliberate and reasonable attorneys' fees and costs.

Finjan has pending infringement lawsuits and appeals against FireEye, Inc., Symantec Corp., Palo Alto Networks, Blue Coat Systems, Inc., ESET and its affiliates, and Cisco Systems, Inc., relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect our expectations and projections about our future results, performance, prospects and opportunities. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “should,” “will,” “will be,” “would” and similar expressions, but this is not an exclusive way of identifying such statements. Readers are cautioned that forward-looking statements are not guarantees of future performance.  Our actual results, performance and achievements may differ materially from those expressed in, or implied by, the forward-looking statements contained herein as a result of various risks, uncertainties and other factors.  Important factors that could cause our actual results to differ materially from our expectations include, without limitation our ability to execute our business plan and operate profitably; the outcome of pending or future licensing and enforcement actions; our ability to expand our technology portfolio; the enforceability of our patents; our ability to successfully execute acquisitions, dispositions and other corporate transactions, if any; the continued use of our technology in the market; the impact of regulatory developments regarding patent enforcement; and other factors described under “Risk Factors” in our most recent Annual Report on Form 10-K and in other filings we make with the SEC from time to time. Forward-looking statements speak only as of the date hereof. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included herein or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com